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                                                                  EXHIBIT 23.3


Titan Exploration, Inc.
500 West Texas, Suite 500
Midland, Texas 79701

Re:  Registration Statement No. 333-14029

Gentlemen:

        We consent to the inclusion of our summary letter dated November 15, 1996, to the inclusion of data extracted from the summary letter, and to all references to our firm, including any references to our firm as experts, in Amendment No. 3 to Form S-1 of the Registration Statement for the Prospectus for Titan Exploration, Inc. to be filed on December 5, 1996.


                                        Yours very truly,



                                        WILLIAMSON PETROLEUM CONSULTANTS, INC.


December 4, 1996